As filed with the Securities and Exchange Commission on September 30,
1998
                                       Registration No. 333-______


                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                        --------------------

                              FORM S-8
                       REGISTRATION STATEMENT
                              Under the
                       Securities Act of 1933
                        --------------------

                     EFI ELECTRONICS CORPORATION
       (Exact name of registrant as specified in its charter)



            Delaware                           75-2072203
 (State or other jurisdiction of            (I.R.S. Employer
 incorporation or organization)            Identification No.)


                        --------------------

                        1751 South 4800 West
                     Salt Lake City, Utah 84104
              (Address of Principal Executive Offices,
                         including Zip Code)

                     EFI ELECTRONICS CORPORATION
                         1998 INCENTIVE PLAN
                      (Full title of the plan)



                                                Copy to:
   EFI Electronics Corporation              RICHARD G. BROWN
         David G. Bevan             Parr Waddoups Brown Gee & Loveless
      1751 South 4800 West          185 South State Street, Suite 1300
   Salt Lake City, Utah 84104          Salt Lake City, Utah 84111
         (801) 977-9009                      (801) 532-7840
  (Name, address and telephone
  number, including area code,
      of agent for service)


                        --------------------

                   CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------

Title of Securities to    Amount to    Proposed    Proposed
     be Registered        be           Maximum     Maximum
                          Registered   Offering    Aggregate       Amount of
                                       Price       Offering       Registration
                                       per          Price(1)        Fee(1)
                                       Share(1)
- --------------------------------------------------------------------------------

Common Stock..........    750,000      $1.69     $1,267,810.25       $371.05
                          shares
- --------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h)(1) and 457(c). With respect to 304,587 shares of the 750,000 being registered, the offering price per share, aggregate offering price and registration fee have been calculated based upon the exercise price at which options with respect to such shares may be exercised. With respect to the remaining 445,413 shares being registered, for which the offering price is not known, the offering price per share, aggregate offering price and registration fee are computed on the basis of the average of the high and low sales prices as reported on the NASDAQ Small Cap Market on September 29, 1998.

                               PART I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      The  following  documents  filed  by  EFI  Electronics   Corporation  (the
"Registrant")   with  the   Securities   and  Exchange   Commission  are  hereby
incorporated by reference in this Registration Statement:

      (1) The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 1998.

      (2) The Registrant's Quarterly Report on Form 10-QSB for the three months ended June 30, 1998.

      (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

      Not applicable.


Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 102(b)(7) of the Delaware General Corporation Law authorizes a Delaware corporation to have a provision in its certificate of incorporation eliminating or limiting the personal liability of its directors to it and its stockholders for monetary damages for breach of a director's fiduciary duty of care; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporate Law or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides that the liability of a director to the Registrant or the Registrant's stockholders for monetary damages for breach of fiduciary duty is eliminated to the fullest extent permitted by
Section 102(b)(7).

      The Registrant's Certificate of Incorporation provides that any director or officer of the Registrant, individually or with others, may be a party to, or may have an interest in, any transaction of the Registrant or any transaction in which the Registrant is a party or has an interest. Each person who is now or may become a director or officer of the Registrant is relieved from liability that he might otherwise obtain in the event such director or officer contracts with the Registrant for the benefit of himself or any other firm or corporation in which he may have an interest, provided such director or officer acts in good faith.

      Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

      The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation.

      The Registrant's Certificate of Incorporation and Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted under Delaware law. Specifically, the Registrant's Bylaws provide that the Registrant shall, to the fullest extent permitted, and in the manner required by the law of the State of Delaware, shall (i) indemnify any person (and the heirs and legal representative of such person) who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any applicable obligation or liability permitted by law; and (ii) provide to any such person (and the heirs and legal representatives of such person) advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person (and the heirs and legal representatives of such person) to repay such advances if it shall ultimately be determined that he is not entitled to indemnification by the Registrant. The Registrant's Certificate of Incorporation, as amended, provides that the Registrant shall indemnify any and all persons (and the respective heirs, administrators, successors, and assigns of such person) who may serve or who have served at any time as directors or officers, or who, at the request of the Board of Directors of the Registrant, may serve, or at any time have served as directors or officers of another corporation in which the Registrant at such time owned or may own shares of stock, or which it was or may be a creditor, against any and all expenses actually or necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them by reason of being or having been directors or officers of the Registrant, except in relation to matters as to which any such director or officer shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duties. The Registrant's Bylaws further provide that this indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any resolution, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 145(g) of the Delaware General Corporation Law provides that corporations have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. The Registrant's Bylaws provide the Registrant with this power. The Registrant maintains insurance from a commercial carrier against certain liabilities that may be incurred by its directors and officers.

      The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      See the Exhibit Index on page 7.


Item 9.  Undertakings.

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on September 30, 1998.

                                     EFI Electronics Corporation


                                     By  /s/ Richard D. Clasen
                                         Richard D. Clasen, Chief Executive
                                         Officer and President


                          POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard D. Clasen and David G. Bevan, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

          Signature           Title                                 Date


   /s/ Richard D. Clasen      Chief Executive Officer,
   Richard D. Clasen          President and Director          September 30, 1998
                              (Principal Executive Officer)


   /s/ David G. Bevan        Chief Financial Officer and      September 30, 1998
   David G. Bevan            Executive Vice President
                             (Principal Financial Officer)


   /s/ James H. Biggart      Executive Vice President Sales   September 30, 1998
   James H. Biggart          and Marketing


   /s/ Gaylord K. Swim       Director                         September 30, 1998

   Gaylord K. Swim


   /s/ Reino Kerttula        Director                         September 30, 1998
   Reino Kerttula

                     EFI ELECTRONICS CORPORATION

                            EXHIBIT INDEX

- --------------------------------------------------------------------------------

Regulation S-K    Description                                     Sequential
Exhibit No.                                                        Page No.
- --------------------------------------------------------------------------------
    4.1         Certificate of Incorporation as
                Restated and Amended.

    4.2*        Bylaws of the Registrant as Amended and
                Restated. (Incorporated by reference from the Annual Report on Form 10-K filed by the Registrant for the year ended March 31, 1989).

    4.3         EFI Electronics Corporation 1998
                Incentive Plan.

     5          Opinion of Parr Waddoups Brown Gee
                & Loveless, a professional
                corporation, as to the legality of
                the securities offered.

    23.1        Consent of Grant Thornton LLP.

    23.2        Consent of Parr Waddoups Brown Gee
                & Loveless, a professional
                corporation (included in Exhibit
                No. 5).

     24         Powers of Attorney (included on page 6 hereof).

- ----------------------------------
* Incorporated by reference

                                                                    EXHIBIT 4.1

                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

           EFI Electronics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

   DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the board of Directors of EFI Electronics Corporation resolutions were duly adapted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and presenting said amendment at the annual meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

       RESOLVED, that the Certificate of Incorporation of the corporation be amended by adding the Article thereof numbered "XIV" so that said Article shall be and read as follows:

                          ARTICLE XIV

                      DIRECTORS' LIABILITY

            The personal liability of the Director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection 102(b) of the Delaware General Corporation Law, as the some may be hereafter amended from time to time. In the event such subsection is amended to decrease or limit in any manner the protection or rights currently available to Directors, such amendment shall not be retroactively applied in determining the personal liability of a Director pursuant to this Article XIV prior to the enactment of such amendment.

       SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

       THIRD:   That  said   amendment  was  duly  adapted  in
   accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       FOURTH:   That   the   outstanding   capital   of  said
   corporation shall not be reduced under or by reason of said amendment.

       IN WITNESS WHEREOF, said EFI Electronics Corporation has caused this certificate to be signed by Scott H. Nelson, its President and David K. Giles, its Secretary, this 29th day of April, 1991.

                          By:  /s/  Scott H. Nelson
                                  Scott H. Nelson, President
   ATTEST:

   By:  /s/  David K. Giles
        David K. Giles, Secretary

                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

       EFI Electronics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

   DOES HEREBY CERTIFY:

       FIRST: That at a meeting of the Board of Directors of EFI Electronics Corporation, resolutions were duly adapted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

       RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IV" so that, as amended, said Article shall be and read as follows:

           "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 20,000,000, all of which shall be Common Stock having a par value of $0.0001 per share. The 9,774,251 presently issued and outstanding shares of common stock of the Corporation shall be reverse split on the basis of one share for each three shares outstanding, par value $0.0001 per share."

       SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

       THIRD:   That  said   amendment  was  duly  adapted  in
   accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       FOURTH:   That   the   outstanding   capital   of  said
   corporation shall not be reduced under or by reason of said amendment.

       IN WITNESS WHEREOF, said EFI Electronics Corporation has caused this certificate to be signed by Scott H. Nelson, its President, and David K. Giles, its Secretary, the 21st day of July, 1989.

                          By:  /s/  Scott H. Nelson
                                  Scott H. Nelson, President

   ATTEST:


   By:   /s/  David K. Giles
           David K. Giles, Secretary

                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

       EFI Electronics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

   DOES HEREBY CERTIFY:

       FIRST: That at a meeting of the Board of Directors of EFI Electronics Corporation resolutions were duly adapted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

       RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IV" so that, as amended said Article shall be and read as follows:

       "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 20,000,000 all of which shall be Common Stock having a par value of $0.0001 per share."

       SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

       THIRD:   That  said   amendment  was  duly  adapted  in
   accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       FOURTH:   That   the   outstanding   capital   of  said
   corporation shall not be reduced under or by reason of said amendment.

       IN WITNESS WHEREOF, said EFI Electronics Corporation has caused this certificate to be signed by George O. Stewart, its President, and David K. Giles, its Secretary, this 30th day of March, 1988.

                            By: /s/ George O. Stewart
                                 George O. Stewart, President

   ATTEST:

   By:  /s/  David K. Giles
           David K. Giles, Secretary

                      CERTIFICATE OF MERGER

                               OF

               EFI CORPORATION, a Utah Corporation

                              INTO

     HALYX DEVELOPMENT COMPANY, INC., a Delaware Corporation

       Pursuant to the provisions of Section 252 of the Delaware General Corporation Law, the undersigned Halyx Development Company, Inc., a Delaware corporation (sometimes herein referred to as the "Surviving Corporation"), hereby adopts the following Certificate of
   Merger:

           1. The names and states of incorporation of each of the constituent corporations are:

                (a) EFI Electronics, a Utah corporation.

                (b) Halyx Development Company, Inc., a
                   Delaware corporation.

           2. An Agreement and Plan of Merger dated as of January 6, 1987 (the "Agreement of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the Delaware General Corporation Law.

           3. The name of the surviving or resulting corporation is Halyx Development Company, Inc., a Delaware corporation, which name will be changed by amendment to the Certificate of Incorporation referred to in Paragraph 4 below to "EFI Electronics Corporation".

           4. Pursuant to the Agreement of Merger, the Certificate of Incorporation of the Surviving Corporation will be amended and restated to conform with the Certificate of Incorporation attached hereto as Annex "A" and by this reference incorporated herein.

           5. The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at the address below:
                               EFI Electronics
                               350 West 2700 South
                           Salt Lake City, Utah 84115

           6. A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

           7. The authorized capital stock of EFI Electronics Corporation existing before the Agreement of Merger is 5,000,000 shares of Common Stock, par value $.01, constituting a total authorized capital of $50,000.

       EXECUTED as of the day of 25th day of June, 1987.

                                    SURVIVING CORPORATION:
                                Halyx Development
   Company,
                                Inc., a Delaware
   corporation

                                    By  /s/  Larry E. Howell
                                          Larry E. Howell,
   President


                                    By  /s/  E. James Bradley
                                          E. James Bradley,
   Secretary

   STATE OF UTAH          )
                          :     ss.
   COUNTY OF SALT LAKE    )

       Larry E. Howell, having been first duly sworn, hereby declares, certifies and acknowledges that (a) he executed the foregoing Certificate of Merger as President of HALYX DEVELOPMENT COMPANY, INC. and that such execution is the act and deed of HALYX DEVELOPMENT COMPANY, INC.; (b) he has read the foregoing certificate and knows the contents thereof; and (c) the statements and facts contained therein are true and correct.

       EXECUTED this 25th day of June, 1987.

                                    /s/  Larry E. Howell
                                 Larry E. Howell

       SUBSCRIBED AND SWORN to before me the 25th day of June, 1987.

                                    /s/  Joyce A. Stopford
                                  Notary Public
                              Residing at: Dallas,
   Texas
   My Commission Expires:

   March 31, 1989

             RESTATED CERTIFICATE OF INCORPORATION

                               OF

                 HALYX DEVELOPMENT COMPANY, INC.

       Pursuant to the Agreement and Plan of Merger dated January 1, 1987, Halyx Development company, Inc. ("Halyx") , a Delaware corporation, acquired EFI Corporation ("EFI"), a Utah corporation. Halyx, the surviving corporation, was originally incorporated under the laws of the State of Delaware on November 12, 1985. The Restated Certificate of Incorporation, as stated herein, was duly adapted in accordance with the provisions of Section 245 and 242 of the General Corporation Law of the State of Delaware.
                            ARTICLE I

                              NAME

       The name of the Corporation hereby created shall be EFI Electronics Corporation.

                           ARTICLE II

                            DURATION

       The Corporation shall continue in existence perpetually unless sooner dissolved according to law.
                           ARTICLE III

                            PURPOSES

       The purposes for which this Corporation is organized are:

             (a) To develop, design, acquire, purchase, assemble, distribute and generally deal in and with electrical equipment of every type and kind including circuitry, equipment, accessories, appliances and appurtenances capable of being employed as power conditioning or power protection devices for electronic products of every description;
             (b) To seek available business opportunities which have a potential for profit, acquire, merge with or into, or be acquired by one or more other businesses, and to do lawful act or activity for which corporations may be formed under the laws of the State of Delaware;

             (c) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate lands and interest in lands and all other property of every kind and nature;

             (d) To acquire, sell and otherwise, dispose of, deal in stocks, bonds mortgages, securities, notes and commercial paper for corporations and individuals, and to lend money and negotiate loans;

             (e) To borrow money and to execute notes and obligations and security contracts therefore, and to lend any of monies or funds of the Corporation and to take evidence of indebtedness therefore, and also to negotiate loans; to carry on a general mercantile and merchandise business and to purchase, sell and deal in such goods, supplies, and merchandise as are or may be sold in a general store;

             (f) To guarantee the payment of dividends or interest on any other contract or obligation of, any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors;

             (g) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the herein enumerated, or incidental to the powers therein named, or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, either as holders of or interested in any property, or otherwise; with all the powers hereafter conferred by the laws under which this Corporation is organized; and

             (h) To engage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all powers allowed or permitted by the laws of the State of Delaware.
                           ARTICLE IV

                         CAPITALIZATION

       The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 500,000,000 all of which shall be Common Stock having a par value of $0.0001 per share.
                            ARTICLE V

                        CLASSES OF STOCK

       A statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock which the Corporation shall be authorized to issue, is as follows:

             (a) General Rights. All stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of the Corporation shall not be liable to any call and is nonassessable.

             (b) Dividends. The holders of shares of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor.

             (c) Voting. Except as otherwise expressly provided by law, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation to increase or decrease the par value, effect a stock split or combination of shares, or alter or change the powers, preferences or special rights of the Common Stock, the holders of the Common Stock shall be entitled to vote on all such matters, and the holders of the shares of Common Stock shall each have one (1) vote per shares.

             (d) Issuance of Rights and Warrants. The Corporation shall have the power to issue, with or without any connection to the issued and sale of its Common Stock, or other securities, rights, warrants, or options entitling the holders thereof to purchase from the Corporation shares of its Common Stock, or other securities, upon which terms and conditions and at such times and for such consideration or price as the Board of Directors, in its discretion may determine. In the absence of fraud, the judgment of the directors as to the consideration for the issuance of such rights, warrants, or options and the sufficiency thereof shall be conclusive.

                           ARTICLE VI

                             BY-LAWS

       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                           ARTICLE VII

                      MEETINGS AND RECORDS

       Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be written by ballot unless the By-Laws of the Corporation shall so provide.

                          ARTICLE VIII

                      NO PRE-EMPTIVE RIGHTS

       Shareholders of the Corporation shall not have pre-emptive rights to subscribe for or acquire additional shares of the Corporation, whether such shares be hereby or hereafter authorized.

                           ARTICLE IX

                   INDEMNIFICATION OF OFFICERS
                          AND DIRECTORS

       The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of the Board of Directors of the Corporation, may serve, or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock, or which it was or may be a creditor, and the respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgment, counsel fees, and amount paid in settlement ( before or after suit is commenced), actually or necessarily by such persons in connection with the defense or settlement or any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them, by reason of being or having been directors or officers of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or such other corporation, or former director or officer shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duties. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or otherwise.

                            ARTICLE X

                OFFICERS AND DIRECTORS CONTRACTS

       No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of this Corporation or any other corporation. Any officer or director individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation, or any transaction in which this corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability he might otherwise obtain in this event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

                           ARTICLE XI

                   REGISTERED OFFICE AND AGENT

       The address of its registered office in the State of Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                           ARTICLE XII

                            AMENDMENT

       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed b statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                          ARTICLE XIII

                            DIRECTORS

       The Corporation shall have not less the three (3) nor more than nine (9) directors as determined, from time to time, by the Board of Directors. The original Board of Directors shall be comprised of three (3) persons. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

           Name                     Address

           Larry E. Howell          6510 Abrams Road, Suite 570
                                    Dallas, Texas 75231

           Bradley J. Jorgensen     1918 Gunther Drive
                                    Salt Lake City, Utah 84121

           George I. Norman III     849 Coatsville Avenue
                                    Salt Lake City, Utah 84105


       IN WITHNESS WHEREOF, Halyx Development Company, Inc. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Larry E. Howell, its President, and Attested by its Secretary, the 25th day of June, 1987.



                               By:  /s/  Larry E. Howell
                                    President



                               Attest:  /s/ E. James Bradley
                                    Secretary

                  CERTIFICATE OF INCORPORATION

                               OF

                 HALYX DEVELOPMENT COMPANY, INC.


                            ARTICLE I

                              NAME

       The name of the Corporation hereby created shall be HALYX DEVELOPMENT COMPANY, INC.

                           ARTICLE II

                            DURATION

       The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                           ARTICLE III

                            PURPOSES

       The purposes for which this Corporation is organized are:

             (a) To seek available business opportunities which have a potential for profit, acquire, merge with or into, or be acquired by one or more other businesses, and to do any lawful act or activity for which corporations may be formed under the laws of the State of Delaware.

             (b) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate lands and interest in lands and all other property of every kind and nature.

             (c) To acquire, sell and otherwise, dispose of, deal in stocks, bonds, mortgages, securities, notes and commercial paper for corporations and individuals, and to lend money and negotiate loans;

             (d) To borrow money and to execute notes and obligations and security contracts therefore, and to lend any of monies or funds of the Corporation and to take evidence of indebtedness therefore, and also to negotiate loans; to carry on a general mercantile and merchandise business and to purchase, sell and deal in such goods, supplies, and merchandise as are or may be sold in a general store;

             (e) To guarantee the payment of dividends or interest on any other contract or obligation of, any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors;

             (f) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes of the attainment of any one or more of the objects herein enumerated, or incidental to the powers therein named, or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, either as holders of or interested in any property, or otherwise; with all the powers hereafter conferred by the laws under which this Corporation is organized; and

             (g) To engage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all powers allowed or permitted by the laws of the State of Delaware.

                           ARTICLE IV

                         CAPITALIZATION

       The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 500,000,000 all of which shall be Common Stock having a par value of $0.0001 per share.
                            ARTICLE V

                        CLASSES OF STOCK

       A statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock which the Corporation shall be authorized to issue, is as follows:

             (a) General Rights. All Stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of the Corporation shall not be liable to any call and is non-assessable.

             (b) Dividends. The holders of shares of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor.

             (c) Voting. Except as otherwise expressly provided by law, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend these Articles of Incorporation to increase or decrease the par value, effect a stock split or combination of shares, or alter or change the powers, preferences or special rights of the Common Stock, the holders of the Common Stock shall be entitled to vole on all such matters, and the holders of the shares of Common Stock shall each have one (1) voter per share.

             (d) Issuance of Rights and Warrants. The corporation shall have the power to issue, with or without any connection to the issue and sale of its Common Stock, or other securities, rights, warrants, or options entitling the holders thereof to purchase from the Corporation shares of its Common Stock, or other securities, upon which terms and conditions and at such times and for such consideration or price as the Board of Directors, in its discretion may determine. In the absence of fraud, the judgment of the directors as to the consideration for the issuance of such rights, warrants, or options and the sufficiency thereof shall be conclusive.

                           ARTICLE VI

                             BY-LAWS

       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                           ARTICLE VII

                      MEETINGS AND RECORDS

       Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                          ARTICLE VIII

                      NO PRE-EMPTIVE RIGHTS

       Shareholders of the Corporation shall not have pre-emptive rights to subscribe for or acquire additional shares of the Corporation, whether such shares be hereby or hereafter authorized.


                           ARTICLE IX

                   INDEMNIFICATION OF OFFICERS
                          AND DIRECTORS

       The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of the Board of Directors of the Corporation, may serve, or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock, or which is was or may be a creditor, and the respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually or necessarily by such persons in connection with the defense or settlement or any claim, action, suit, or proceeding in which they, or any of them, are make parties, or a party, or which may be assessed against them or any of them, by reason of being or having been directors or officers of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or such other corporation, or former Director or officer shall be adjudged in any action, suit or proceeding to be liable for his own negligence of misconduct in the performance of his duties. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or otherwise.

                            ARTICLE X

                OFFICERS AND DIRECTORS CONTRACTS

       No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of this Corporation or any other corporation. Any officer or director individually or with others, may be a party to, or may have an interest in, any transaction of the Corporation, or any transaction in which this Corporation is a party or has an interest. Each person who is not or may become an officer or director of this Corporation is hereby relieved from liability he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

                           ARTICLE XI

                   REGISTERED OFFICE AND AGENT

       The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                           ARTICLE XII

                            AMENDMENT

       The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                          ARTICLE XIII

                            DIRECTORS

       The Corporation shall have not less than three (3) nor more than nine (9) directors as determined, from time to time, by the Board of Directors. The original Board of Directors shall be comprised of three (3) persons. The name and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

             Name                   Address

             Larry E. Howell        444 M Bank Building
                                    111 South Garland Ave.
                                    Garland, Texas 75046

             Bradley J. Jorgensen   1918 Gunther Drive
                                    Salt Lake City, Utah 84121

             George I. Norman III   849 Coatsville Ave.
                                    Salt lake City, Utah 84105

                           ARTICLE XII

                          INCORPORATOR

       The name and address of the incorporator for this Corporation is as follows:

             Name                   Address

             Bradley J. Jorgensen   1918 Gunther Drive
                                    Salt Lake City, Utah 84121

       I, THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of November, 1985.

       DATED this 6th day of November, 1985.

                                    /s/  Bradley J. Jorgensen
                                    Bradley J. Jorgensen

   STATE OF UTAH          )
                          :    ss.
   COUNTY OF SALT LAKE    )

       On the 6th day of November,  1985,  personally appeared before me Bradley
   J. Jorgensen, as incorporator of Halyx Development Company, Inc., who duly acknowledged to me that he executed these Articles of Incorporation for the uses and purposes therein expressed.

                                    /s/  Karen J. Arthur
                                  NOTARY PUBLIC

   My Commission Expires:                 Residing At:

   July 7, 1988                                Salt Lake City, Utah

                                                                     EXHIBIT 4.3












                ------------------------------


                 EFI ELECTRONICS CORPORATION

                     1998 INCENTIVE PLAN


                ------------------------------

                      TABLE OF CONTENTS

                                                          Page

1.    Background and Purpose     1

2.    Definitions      1
      2.1  "Adjusted Fair Market Value"     1
      2.2  "Affiliate"      1
      2.3  "Agreement"      1
      2.4  "Award"     1
      2.5  "Board"     1
      2.6  "Cause"     1
      2.7  "Change in Capitalization"       1
      2.8  "Change in Control"   2
      2.9  "Code"      3
      2.10 "Committee"      3
      2.11 "Company"   3
      2.12 "Director"  3
      2.13 "Director Option"     3
      2.14 "Disability"     3
      2.15 "Division"  4
      2.16 "Dividend Equivalent Right"      4
      2.17 "Eligible Director"   4
      2.18 "Eligible Individual"      4
      2.19 "Employee Option"     4
      2.20 "Exchange Act"   4
      2.21 "Fair Market Value"   4
      2.22 "Grantee"   4
      2.23 "Incentive Stock Option"   4
      2.24 "Nonemployee Director"     4
      2.25 "Nonqualified Stock Option"      5
      2.26 "Option"    5
      2.27 "Optionee"  5
      2.28 "Outside Director"    5
      2.29 "Parent"    5
      2.30 "Performance Awards"  5
      2.31 "Performance Cycle"   5
      2.32 "Performance Objectives"   5
      2.33 "Performance Shares"  5
      2.34 "Performance Units"   5
      2.35 "Plan"      5
      2.36 "Pooling Transaction"      5
      2.37 "Restricted Stock"    5
      2.38 "Shares"    5
      2.39 "Stock Appreciation Right"       5
      2.40 "Subsidiary"     5
      2.41 "Successor Corporation"    5
      2.42 "Ten-Percent Stockholder"  6
      2.43 "Termination of Employment"      6

3.    Administration   6
      3.1  The Committee    6
      3.2  The Committee Powers  6

4.    Stock Subject to the Plan  7
      -------------------------
      4.1  Maximum Shares   7
      4.2  Adjustments to Shares      7
      4.3  Effect   of   Expiration,    Cancellation   or
           Termination      8

5.    Option Grants for Eligible Individuals     8
      5.1  Authority of Committee     8
      5.2  Purchase Price   8
      5.3  Maximum Duration      8
      5.4  Vesting     8
      5.5  Modification     8

6.    Option Grants for Eligible Directors       8
      6.1  Grant of Options to Eligible Directors     8
      6.2  Purchase Price   9
      6.3  Maximum Duration      9
      6.4  Vesting     9
      6.5  Modification.    9

7.    Terms and Conditions Applicable to All Options  9
      7.1  Transferability  9
      7.2  Method of Exercise    9
      7.3  Rights of Optionees  10
      7.4  Effect of Change in Control     10

8.    Stock Appreciation Rights 10
      8.1  Time of Grant   11
      8.2  Stock Appreciation Right Related to an Option
            11
      8.3  Stock   Appreciation  Right  Unrelated  to  an
           Option     11
      8.4  Method of Exercise   11
      8.5  Form of Payment 12
      8.6  Modification    12
      8.7  Effect of Change in Control     12

9.    Dividend Equivalent Rights     12

10.   Restricted Stock     12
      10.1 Grant 12
      10.2 Rights of Grantee    13
      10.3 Non-transferability  13
      10.4 Lapse of Restrictions     13
      10.5 Modification or Substitution    13
      10.6 Treatment of Dividends    13
      10.7 Delivery of Shares   14

11.   Performance Awards   14
      11.1 Performance Objectives    14
      11.2 Performance Units    14
      11.3 Performance Shares   15
      11.4 Effect of Change in Control     16
      11.5 Modification or Substitution    16

12.   Effect of a Termination of Employment;  Forfeiture
      Provisions 16
      12.1 Termination of Employment 16
      12.2 Forfeiture Provisions     17

13.   Adjustment Upon Changes in Capitalization 18

14.   Effect of Certain Transactions 18

15.   Interpretation  18

16.   Pooling Transactions 19

17.   Effective  Date,  Termination and Amendment of the
      Plan  19

18.   Non-Exclusivity of the Plan    19

19.   Limitation of Liability   19

20.   Regulations and Other Approvals; Governing Law 20
      20.1 Governing Law   20
      20.2 Applicable Laws 20
      20.3 Rules and Regulations     20
      20.4 Securities Regulations    20
      20.5 Restrictions on Shares    20

21.   Miscellaneous   20
      21.1 Multiple Agreements  20
      21.2 Withholding of Taxes 21

                 EFI ELECTRONICS CORPORATION
                     1998 INCENTIVE PLAN


      1. Background and Purpose. The purpose of this Plan is to strengthen EFI Electronics Corporation (the "Company"), by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees, officers, consultants and directors of the Company and its Subsidiaries long-term incentives for high levels of performance and consistent efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards and Restricted Stock (as each term is herein defined).

      2. Definitions. For purposes of the Plan:

           2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the sixty (60) day period ending on the date of a Change in Control.

           2.2 "Affiliate" means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

           2.3 "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

           2.4 "Award" means a grant of Restricted Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right or any or all of them.

           2.5 "Board" means the Board of Directors of the Company.

           2.6  "Cause" shall mean:

                (a) for purposes of Section 6.4, (i) a willful act which constitutes gross misconduct or fraud and which is materially injurious to the Company or (ii) conviction of, or plea of "guilty" or "no contest" to, a felony; and

                (b) in all other cases, either (1) the definition set forth in the employment agreement between the Optionee or Grantee, or in absence thereof,
(2)(i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

           2.7 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

           2.8 "Change in Control" shall mean the occurrence during the term of the Plan of any of the following events:

                (1) An acquisition (other than directly from the Company or pursuant to options granted under this Plan or otherwise by the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has 'Beneficial Ownership' (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as defined below) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Company Subsidiary"), (B) the Company or any Company Subsidiary, or (C) any Person in connection with a "Non-Control Transaction" (as defined below);

                (2) The individuals who, as of January 1, 1998, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
                (3) Approval by stockholders of the Company of:

                     (A)  A    merger,     consolidation    or
reorganization involving the Company, unless

                          (i)  the    stockholders    of   the
Company immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                          (ii) the    individuals   who   were
members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                          (iii)no  Person   (other   than  the
Company or any Company Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Company's Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

A transaction described in clauses (i) through (iii) shall herein be referred to as a "Non-Control Transaction;"

                     (B)  A    complete     liquidation     or
dissolution of the Company; or

                     (C) An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Company Subsidiary).

                Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

           2.9 "Code" means the Internal Revenue Code of 1986, as amended.

           2.10 "Committee" means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

           2.11 "Company" means EFI Electronics Corporation

           2.12 "Director" means a director of the Company.

           2.13 "Director Option" means an Option granted pursuant to Section 6.

           2.14 "Disability" means:

                (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Disability," the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

                (b) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's or Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

           2.15 "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

           2.16 "Dividend Equivalent Right" means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

           2.17 "Eligible Director" means a director of the Company who is not an employee of the Company or any subsidiary thereof.

           2.18 "Eligible Individual" means any director (other than an Eligible Director), officer or employee of the Company or a Subsidiary, or any consultant or advisor who is receiving cash compensation from the Company or a Subsidiary, designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

           2.19 "Employee Option" means an Option granted pursuant to Section 5.

           2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           2.21 "Fair Market Value" means, as of any date, the value of a Share determined as follows:

                (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                (ii) If the Shares are quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Shares; or

                (iii)In the absence of an established market of the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

           2.22 "Grantee" means a person to whom an Award has been granted under the Plan.

           2.23  "Incentive  Stock  Option"  means  an  Option   satisfying  the
requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

           2.24 "Nonemployee Director" means a director of the Company who is a 'nonemployee director' within the meaning of Rule 16b-3 promulgated under the Exchange Act.

           2.25 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

           2.26 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, or any or all of them.

           2.27 "Optionee" means a person to whom an Option has been granted under the Plan.

           2.28 "Outside Director" means a director of the Company who is an 'outside director' within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

           2.29 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

           2.30 "Performance Awards" means Performance Units, Performance Shares or either or both of them.

           2.31  "Performance  Cycle"  means the time  period  specified  by the
Committee  at  the  time  Performance   Awards  are  granted  during  which  the
performance of the Company, a Subsidiary or a Division will be measured.

           2.32  "Performance  Objectives"  has the meaning set forth in Section
11.

           2.33 "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 11.

           2.34 "Performance Units" means Performance Units granted to an Eligible Individual under Section 11.

           2.35 "Plan" means the EFI Electronics Corporation 1998 Incentive Plan, as amended and restated from time to time.

           2.36 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a 'pooling of interests' under generally accepted accounting principles.

           2.37 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 10.

           2.38 "Shares" means the Common Stock of the Company, $0.0001 par value.

           2.39 "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

           2.40 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

           2.41 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

           2.42 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

           2.43 "Termination of Employment" means the later of (i) a severance of the employer-employee relationship with the Company or (ii) the resignation, removal or termination of an officer or director of the Company.

      3.   Administration.

           3.1 The Committee. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company and may consist of the entire Board; provided, however, that (A) if the Committee consists of less than the entire Board, each member shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as performance-based compensation under Section 162(m) of the Code to so qualify, each member of the Committee, whether or not it consists of the entire Board, shall be an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder. Notwithstanding the foregoing, the Committee shall have no discretion, power or authority with respect to Director Options granted pursuant to Section 6 to Eligible Directors. The grant of Director Options to Eligible Directors shall be administered by the entire Board, which shall have the power and authority to grant Director Options to Eligible Directors, on such terms and conditions as they may determine, in their sole discretion, consistent with the provisions of Section 6.

           3.2 The Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                (a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of such Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

                (b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Stock Appreciation Rights, Performance Awards, Shares of Restricted Stock and/or Dividend Equivalent Rights to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or Performance Objectives relating to Shares, the maximum value of each Performance Share and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

                (c) to  construe  and  interpret  the Plan and the  Options  and
Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

                (d) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a Termination of Employment or service for purposes of the Plan;

                (e) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

                (f) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

      4. Stock Subject to the Plan.

           4.1 Maximum Shares. The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 750,000; provided, however, that in the aggregate, not more than one-third of the number of allotted Shares may be made the subject of Restricted Stock Awards under Section 10 of the Plan; and provided, further, that during the term of the Plan (i) no Eligible Individual may be granted Options and Awards (other than Awards described in clause (ii) below) in the aggregate in respect of more than 100,000 Shares per calendar year, (ii) the maximum dollar amount that any Eligible Individual may receive during the term of the Plan in respect of Performance Units denominated in dollars may not exceed 100% of the aggregate base salary of such Eligible Individual and (iii) the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options granted under the Plan become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. Upon a Change in Capitalization, the maximum number of Shares referred to in the preceding sentence shall be adjusted in number and kind pursuant to Section 13. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

           4.2 Adjustments to Shares. Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

                (a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

                (b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

           4.3 Effect of Expiration, Cancellation or Termination. Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

      5.   Option Grants for Eligible Individuals.

           5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.

           5.2 Purchase Price. The purchase price (which may be not less than 80% of the Fair Market Value on the date of grant) or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Employee Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

           5.3 Maximum Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

           5.4 Vesting. Subject to Section 7.4, each Employee Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Employee Option or portion thereof at any time.

           5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

      6.   Option Grants for Eligible Directors.

           6.1  Grant of Options to Eligible Directors.
                (a)  Upon  the   conclusion  of  each  regular
annual meeting of the Company's stockholders, each incumbent Eligible Director who will continue serving as a member of the Board thereafter may receive a grant of a Nonqualified Stock Option for such number of Shares as the Board shall determine in its sole discretion; provided, however, that such grant shall not be made in any calendar year in which the same individual receives an Option under (b) below.

                (b) New Eligible Directors may receive a one-time grant of a Nonqualified Stock Option for a number of Shares as determined in the sole discretion of the Board from time to time. Such Option, if any, shall be granted on the date when such Eligible Director first joins the Board of Directors of the Company.

           6.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Director Option shall be determined by the Board and set forth in the Agreement; provided, however, that the purchase price per Share under each Director Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

           6.3 Maximum Duration. Director Options granted hereunder shall be for such term as the Board shall determine, but in no event shall the term exceed ten years. The Board may, subsequent to the granting of any Director Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

           6.4 Vesting. Subject to Section 7.4, each Director Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Board and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Nonemployee Stock Option expires. The Board may accelerate the exercisability of any Director Option or portion thereof at any time.

           6.5  Modification.   No  modification  of  a  Director  Option  shall
adversely alter or impair any rights or obligations under the Director Option without the Optionee's consent.

      7. Terms and Conditions Applicable to All Options.

           7.1 Transferability. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee, only by the Optionee. Other Options or Awards shall not be transferrable except to the extent provided in the Option or Award Agreement.

           7.2  Method of Exercise.

                (a) The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either of the following forms (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. In addition, both Employee Options and Director Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company (or withheld upon exercise) as payment of the purchase price under an Option shall be valued at their Fair Market Value on the trading day preceding the date of exercise of such Option. The Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                (b) If the Fair Market Value of the Shares with respect to which the Option is being exercised exceeds the exercise price of such Option, an Optionee may, instead of exercising an Option as provided in Section 7.2(a), request that the Committee authorize payment to the Optionee of the difference between the Fair Market Value of part or all of the Shares which are the subject of the Option and the exercise price of the Option, such difference to be determined as of the date the Committee receives the request from the Optionee. The Committee in its sole discretion may grant or deny such a request from an Optionee with respect to part or all of the Shares as to which the Option is then exercisable and, to the extent granted, shall direct the Company to make the payment to the Optionee either in cash or in Shares or in any combination thereof, provided, however, that any Share shall be distributed based upon its Fair Market Value as of the date the Committee received the request from the Optionee. An Option shall be deemed to have been exercised and shall be canceled to the extent that the Committee grants a request pursuant to this Section 7.2(b).

           7.3 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

           7.4 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender to the Company for cancellation within sixty (60) days after such Change in Control any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee Option or portion thereof surrendered. In the event an Optionee's employment with, or service as a Director of, the Company is terminated by the Company following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of (A) the first anniversary of the termination of the Optionee's employment or service or (B) the expiration of the stated term of the Option.

      8. Stock Appreciation Rights. The Committee may in its discretion, either alone or in connection with the grant of an Employee Option, grant Stock
Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option.

           8.1 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

           8.2  Stock   Appreciation   Right   Related  to  an
Option.

                (a) Subject to Section 8.7, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

                (b) Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                (c) Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

           8.3 Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 8.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

           8.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

           8.5 Form of Payment. Payment of the amount determined under Sections 8.2(b) or 8.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

           8.6 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

           8.7 Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a Grantee will be entitled to receive a payment from the Company in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shares over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised. In the event a Grantee's employment with the Company is terminated by the Company following a Change in Control each Stock Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee's employment shall remain exercisable for a period ending not before the earlier of the first anniversary of (A) the termination of the Grantee's employment or (B) the expiration of the stated term of the Stock Appreciation Right.

      9. Dividend Equivalent Rights. Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

      10.  Restricted Stock.

           10.1 Grant. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 10.

           10.2 Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

           10.3 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 10.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

           10.4 Lapse of Restrictions.

                (a) Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

                (b) Unless the Committee shall determine otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control. The Agreement evidencing the Award shall set forth any such provisions.

           10.5 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

           10.6 Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

           10.7 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

      11.  Performance Awards.

           11.1 Performance Objectives.

                (a)  Performance   Objectives  for  Performance  Awards  may  be
expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, (vi) revenues, (vii) EBITDA, (viii) market share or market penetration or (ix) any combination of the foregoing, and may be determined before or after accounting changes, special charges, foreign currency effects, acquisitions, divestitures or other extraordinary events. Performance Objectives may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division. Performance Objectives may be absolute or relative and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed or (ii) the date which is ninety
(90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remains, substantially uncertain.

                (b) Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied.

           11.2 Performance Units. (a) The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units shall be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 11.2(c) of the specified dollar amount or a percentage (which may be more than 100%) thereof depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

                (b) Subject to Sections 11.1(c) and 11.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

                (c) Payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 11.4, such payments may be made entirely in Shares valued at their Fair Market Value as of the last day of the applicable Performance Cycle or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

           11.3 Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

                (a) The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                (b) Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 11.3(c) or 11.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

                (c) Subject to Sections 11.1(b) and 11.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

                (d) At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

                (e) Upon the lapse of the restrictions on Performance Shares awarded the Committee shall cause a stock certificate to be delivered to the Grantee, free of all restrictions hereunder.

           11.4  Effect  of  Change  in  Control.  In the  event of a Change  in
Control:

                (a) With respect to Performance Units, unless otherwise determined by the Committee, the Grantee shall (i) become vested in all Performance Units and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control in an amount as determined by the Committee at the time of the Award of such Performance Unit and as set forth in the Agreement.

                (b)  With  respect  to  Performance  Shares,   unless  otherwise
determined by the Committee, restrictions shall lapse immediately on all Performance Shares.

                (c) The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of such Awards (or portions thereof) which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

           11.5 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

      12. Effect of a Termination of Employment; Forfeiture Provisions.

           12.1 Termination of Employment. An employment agreement, if applicable, between an Optionee or Grantee and the Company shall govern with respect to the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee. However, in absence of an employment agreement, the following shall apply:

                (a) The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which shall be as the Committee, or the Board in the case of Director Options, may, in its discretion, determine at the time the Option or Award is granted or thereafter.

                (b) Unless otherwise determined by the Committee at the time of grant (and set forth in the Option Agreement) or at a later date, except in the case of death and Disability as provided in paragraphs 12(c) and 12(d) below, if an Optionee of an Employee Option granted under the Plan has a Termination of Employment with the Company or a Subsidiary, any unexercised Employee Option held by such Optionee shall expire ninety (90) days after the Optionee has a Termination of Employment for any reason other than a termination for Cause or a Voluntary Termination (as defined below), and such Employee Option may only be exercised by the Optionee or his Beneficiary to the extent that the Employee
Option or a portion thereof was exercisable on the date of Termination of Employment; provided, however, no Employee Option may be exercised after the expiration date specified for the particular Employee Option in the Employee Option grant. If the Optionee's Termination of Employment arises as a result of a termination for Cause or a Voluntary Termination, then, unless the Committee determines otherwise at the time of the Termination of Employment, any unexercised Options held by such Optionee shall terminate and expire concurrently with the Optionee's Termination of Employment. A "Voluntary Termination" shall mean the voluntary Termination of Employment by an Optionee prior to five years of total Service (as defined below) as an employee with the Company and its Subsidiaries. "Service" shall mean total of years for which the Optionee, prior to or after first becoming an Optionee, has 1,000 hours of service as an employee or otherwise with, or has served as a director or officer of, the Company or a Subsidiary.

                (c) Unless otherwise determined by the Committee at the time of grant (and set forth in the Option Agreement) or at a later date, if an Optionee dies while still employed by the Company, the shares which the Optionee was entitled to exercise on the date of the Optionee's death under an Option or Options granted under the Plan may be exercised at any time after the Optionee's death by the Optionee's beneficiary; provided, however, that no Option may be exercised after the earlier of: (i) one (1) year after the Optionee's death or
(ii) the expiration date specified for the particular Option in the Option Agreement.

                (d) Unless otherwise determined by the Committee at the time of grant (and set forth in the Option Agreement) or at a later date, if an Optionee becomes disabled within the meaning of Section 2.14 hereof, any unexercised Employee Option held by such disabled Optionee shall expire one (1) year after the Optionee has a Termination of Employment because of such Disability and such Option may only be exercised by the Optionee or his Beneficiary to the extent that the Employee Option or a portion thereof was exercisable on the date of Termination of Employment because of such Disability; provided, however, no Employee Option may be exercised after the expiration date specified for the particular Employee Option in the Employee Option grant.

           12.2 Forfeiture Provisions. The Committee may, in its sole discretion, include in the terms of any Option or Award provisions providing for
(i) the termination of an Option or Award, (ii) forfeiture of the gain on any Option exercises or realized pursuant to any Award, (iii) the right of the Company to repurchase any Shares acquired pursuant to an Option or Award, or
(iv) forfeiture of shares of Stock acquired pursuant to an Award (and any gain realized on the sale of the Shares is subject to repayment to the Company), if an Optionee or Grantee engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to (i) conduct related to the Optionee's or Grantee's employment for which either criminal or civil penalties may be sought,
(ii) the commission of an act of fraud or intentional misrepresentation, (iii) embezzlement or misappropriation or conversion of assets or opportunities of the Company, (iv) accepting employment with or serving as a consultant, adviser or in any other capacity to an employer that is in competition with or acting against the interest of the Company, (v) disclosing or misusing any confidential or proprietary information of the Company, or (vi) participating in a hostile takeover attempt of the Company. The Committee may condition any grant on the potential Optionee's or Grantee's agreement to such terms and conditions.

      13.  Adjustment Upon Changes in Capitalization.

           (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual during the term of the Plan,
(iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the purchase price therefor, if applicable, (iv) the number and class of Shares or other securities in respect of which Director Options are to be granted under Section 6 and (v) the Performance Objectives.

           (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

           (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

      14. Effect of Certain Transactions. Subject to Sections 7.4, 8.7, 10.4(b) and 11.4 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction.

      15.  Interpretation.      Following     the     required
registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

           (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

           (b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as performance-based compensation.

      16. Pooling Transactions. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option or Award, (ii) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquiror of the Company, or a combination of the foregoing, and (iii) providing for the extension of the term of any Option or Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

      17. Effective Date, Termination and Amendment of the Plan. The effective date of this Plan shall be the date the Plan is adopted by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Utah within twelve (12) months of the adoption of the Plan by the Board.

      No new Awards under the Plan shall be granted after the day preceding the fifth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that: (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and (b) to the extent necessary under applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law.

      18. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      19. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

           (i) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

           (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

           (iii)limit in any way the right of the Company to terminate the employment of any person at any time; or

           (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

      20.  Regulations and Other Approvals; Governing Law.

           20.1 Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Utah without giving effect to conflicts of laws principles thereof.

           20.2 Applicable Laws. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

           20.3 Rules and Regulations. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

           20.4 Securities Regulations. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

           20.5 Restrictions on Shares. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

      21.  Miscellaneous.

           21.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

     21.2 Withholding of Taxes.

                (a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

                (b) If an Optionee  makes a  disposition,  within the meaning of
Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

                                                                       EXHIBIT 5

                         September 18, 1998



The Board of Directors
of EFI Electronics Corporation
1751 South 4800 West
Salt Lake City, Utah  84104

      Re:  EFI Electronics Corporation
           Registration Statement on Form S-8

Gentlemen:

      As counsel to EFI Electronics Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of 750,000 shares (the "Shares") of common stock, $0.0001 par value, of the Company to be offered, sold and issued by the Company pursuant to the EFI Electronics Corporation 1998 Incentive Plan (the "Plan"), we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.


      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                               /s/ Parr  Waddoups  Brown Gee & Loveless

                               PARR   WADDOUPS   BROWN  GEE  & LOVELESS

                                                  EXHIBIT 23.1

                           CONSENT

We have issued our report dated May 15, 1998, accompanying the consolidated financial statements of EFI Electronics Corporation appearing in the 1998 Annual Report on Form 10-KSB as of March 31, 1998 and for each of the two years then ended which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                          /s/ Grant  Thornton LLP

                                          GRANT THORNTON LLP

Salt Lake City, Utah
September 30, 1998